UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 16, 2010
SOMANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Troy Center Drive, Troy, Michigan	48084-4771

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 244-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01 Exhibits
SIGNATURES
Exhibit Index
EX-2.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
     On June 16, 2010, Somanetics Corporation (the “Company”), a Michigan corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United States Surgical Corporation (“Parent”), a Delaware corporation and wholly-owned indirect subsidiary of Covidien plc and Covidien DE Corp (“Sub”), a newly-formed Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Sub will, and Parent will cause Sub to, commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares, par value $0.01 per share, of the Company (the “Shares”), at a purchase price of $25.00 for each Share, net to the selling shareholder in cash (such price or such higher price per Share as may be paid in the Offer, the “Offer Price”) without interest.
     The Merger Agreement provides that the Offer will commence within ten business days after the date of the Merger Agreement, and will remain open for at least twenty-one business days, subject to possible extension in accordance with the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Sub shall merge with and into the Company (the “Merger”), with the Company surviving as the wholly-owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding Share (other than Shares owned by the Company as treasury stock and Shares owned by Parent or Sub) shall be canceled and converted into the right to receive the Offer Price in cash, without interest. If Sub holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger without a meeting of the Company’s shareholders in accordance with Delaware General Corporation Law and the Michigan Business Corporation Act.
     The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Subject to certain limited exceptions in the Merger Agreement, the Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $10.5 million.
     Pursuant to the Merger Agreement, the Company granted Sub an irrevocable option (the “Top-Up Option”), to purchase the aggregate number of newly-issued Shares that, when added to the number of Shares owned by Parent and Sub at the time of such exercise, constitutes one share more than ninety percent (90%) of the Shares outstanding immediately after such exercise. The per share exercise price of the Top Up Option is equal to the Offer Price. The number of Shares subject to the Top-Up Option is limited to the aggregate number Shares held as authorized but unissued Shares at the time of exercise. The Top Option will terminate concurrently with the termination of the Merger Agreement.

     The Offer is subject to the satisfaction or waiver of a number of customary conditions set forth in the Merger Agreement, including that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares directly or indirectly owned by Parent or Sub, a majority of the Shares then outstanding and the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The Merger Agreement provides that all options to purchase Shares that are outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled at the Effective Time in exchange for a cash payment to be made by Parent promptly following the Effective Time equal to the excess of the Offer Price over the exercise price of the option, multiplied by the number of Shares underlying the option. Each share of Company restricted stock outstanding immediately prior to the Effective Time will become fully vested and free of any restrictions immediately prior to the Effective Time. As a result, all restricted stock will be treated in a manner consistent with the other Shares and will be converted into the right to receive $25.00 in cash in connection with the Merger.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Sub.
Tender and Voting Agreement
     Concurrently with the execution of the Merger Agreement, Bruce J. Barrett, the Company’s President and Chief Executive Officer (the “CEO”) entered into a Tender and Voting Agreement with Parent and Sub (the “Tender and Voting Agreement”). Pursuant to the Tender and Voting Agreement, the CEO has agreed, among other things, subject to the termination of the Tender and Voting Agreement (i) not to transfer any of his Shares other than in accordance with the terms and conditions set forth in the Tender and Voting Agreement, (ii) not to take any action in violation of the Merger Agreement provisions against soliciting or initiating discussions with third parties regarding other proposals to acquire the Company, (iii) to appoint Parent as his proxy to vote such Shares in connection with the Merger Agreement, (iv) to vote such Shares in support of the Merger in the event stockholder approval is required to consummate the Merger, (v) to tender in the Offer (and not withdraw) all Shares beneficially owned or subsequently acquired by them and (vi) to grant Parent an irrevocable option to purchase at the Offer Price all Shared owned by the CEO. The Tender and Voting Agreement will terminate upon the termination of the Merger Agreement.

     The foregoing description of the Tender and Voting Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the form of Tender and Voting Agreement, which is attached as Annex II to the Merger Agreement and incorporated in this report by reference.
Item 8.01. Other Events
     On June 16, 2010, Parent and the Company issued a joint press release, a copy of which is furnished as Exhibit 99.1 to this report and incorporated by reference in this report, announcing the execution of the Merger Agreement.
NOTICES
Important Information About the Tender Offer
     This report is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Somanetics common shares described in this Form 8-K has not commenced. At the time the tender offer is commenced, Covidien will file a Tender Offer Statement on Schedule TO with the SEC and Somanetics will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Somanetics’ security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.
Some of the statements in this report are forward-looking statements. Forward-looking statements include statements regarding the intent, belief or current expectations of us or our management, including statements preceded by, followed by or including forward-looking terminology such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “propose,” “estimate,” “continue,” “predict” or similar expressions, with respect to various matters. Such forward-looking statements include the Company’s decision to enter into an agreement to be acquired by Covidien, the ability of the Company and Covidien to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement, and the possibility of any termination of the definitive agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, the expected timetable for completing the proposed transaction, the risk and uncertainty in connection with a strategic alternative process, economic conditions in general and in the healthcare market, including the current global economic difficulties, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the INVOS Cerebral/Somatic Oximeter and disposable sensors, our dependence on distributors for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, future equity compensation expenses, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, our ability to implement our business strategy, international economic, political and other risks that could negatively affect our results of operations or financial position, the fluctuation of our operating results from period to period, our assessment of our goodwill valuation, the impact of foreign currency fluctuations, tax law changes in Europe, Japan or in other foreign jurisdictions, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future taxable income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others’ patents and the other factors set forth from time to time in Somanetics’ Securities and Exchange Commission filings. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements in this report are based on information available to us on the date of this report. You should read this report and the documents that we have filed as exhibits and incorporated by reference into this report completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements in this report are based on information available to the Company on the date of the report. The Company does not undertake to update any forward-looking statements that may be made by the Company or on behalf of the Company in this report or otherwise.

Item 9.01 Exhibits
(d) Exhibits.
          2.1 Agreement and Plan of Merger, dated June 16, 2010, by and among United States Surgical Corporation, Covidien DE Corp. and Somanetics Corporation.
     99.1 Joint Press Release issued by Covidien plc and Somanetics Corporation, dated June 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMANETICS CORPORATION
Date: June 16, 2010	By:	/s/ Mary Ann Victor
Mary Ann Victor

Its: Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 16, 2010, by and among United States Surgical Corporation, Covidien DE Corp. and Somanetics Corporation.
99.1	Joint Press Release issued by Covidien plc and Somanetics Corporation, dated June 16, 2010.